EXHIBIT 4



                 DONEGAL MUTUAL INSURANCE COMPANY 401(K) PLAN




















                                                                  Issue Date:
                                                                  May 1, 2002

                                TABLE OF CONTENTS
                                -----------------


                                                                          Page
                                                                          ----

ARTICLE I         DEFINITIONS.............................................   1

      Section     1.1   Parties...........................................   1
                  1.2   Important Dates...................................   3
                  1.3   Service and Compensation..........................   3
                  1.4   Miscellaneous.....................................   5
                  1.5   Construction......................................   6

ARTICLE II        PARTICIPATION...........................................   6

      Section     2.1   Eligibility for Participation.....................   6
                  2.2   Continuing Participation..........................   6
                  2.3   Reemployment After Termination of
                        Employment........................................   6

ARTICLE III       CONTRIBUTIONS...........................................   6

      Section     3.1   Employer's Matching Contribution..................   6
                  3.2   Payment of Employer Matching
                        Contributions.....................................   7
                  3.3   Return of Contributions...........................   7
                  3.4   Participant's Salary Reduction
                        Election..........................................   7
                  3.5   Participant Withdrawals...........................   8
                  3.6   Limitations on Participant's Salary
                        Reduction Election or Elective Deferrals...........  9
                  3.7   Limitations on Employee Contributions
                        and Matching Employer Contributions...............  11
                  3.8   Limitations on Contributions and Benefits.........  13
                  3.9   Distribution of Excess Deferrals..................  14
                  3.10  Excess Contributions..............................  14
                  3.11  Employee Rollover Contributions...................  16
                  3.12  Direct Rollovers Permitted........................  16
                  3.13  Reemployment After Distribution...................  17

ARTICLE IV        PARTICIPANTS' ACCOUNTS..................................  18

      Section     4.1   Individual Accounts...............................  18
                  4.2   Valuation of the Trust............................  18
                  4.3   Adjustments and Allocations to
                        Accounts..........................................  18
                  4.4   Self-Directed Accounts............................  19
                  4.5   Investment in Employer Stock......................  20

                                      (1)

ARTICLE V         PAYMENT OF BENEFITS.....................................  22

      Section     5.1   Vesting...........................................  22
                  5.2   Retirement........................................  23
                  5.3   Age 59-1/2........................................  23
                  5.4   Disability........................................  23
                  5.5   Death.............................................  23
                  5.6   Termination of Employment Prior to
                        Retirement, Disability or Death...................  24
                  5.7   Limitation on Distributions.......................  24
                  5.8   Distribution upon Retirement,
                        Disability, Death or Other Termination
                        of Employment.....................................  24
                  5.9   Distributions of $5,000 or Less...................  26
                  5.10  Additional Distribution Restrictions..............  26

ARTICLE VI              FIDUCIARY RESPONSIBILITY..........................  27

      Section     6.1   Named Fiduciary...................................  27
                  6.2   Allocation of Fiduciary Responsibility............  27
                  6.3   Service in More than One Capacity.................  27
                  6.4   Employment of Advisers............................  27
                  6.5   Compensation of Fiduciaries and
                        Advisers..........................................  27
                  6.6   Liability of Fiduciaries .........................  27

ARTICLE VII           PLAN ADMINISTRATION.................................  28

      Section     7.1   Plan Committee....................................  28
                  7.2   Duties and Powers of the Plan Committee...........  28
                  7.3   Claims Procedure..................................  29
                  7.4   Records and Reports...............................  29
                  7.5   Application and Forms for Benefits................  29

ARTICLE VIII      AMENDMENT, MERGER AND TERMINATION
                  OF THE PLAN.............................................  30

      Section     8.1   Amendment and Termination.........................  30
                  8.2   Action by Employer................................  31
                  8.3   Effect of Termination.............................  31
                  8.4   Partial Termination...............................  31
                  8.5   Manner of Distribution............................  31
                  8.6   Merger............................................  31
                  8.7   Successor Employer................................  32

                                      (2)

ARTICLE IX        TOP-HEAVY PROVISIONS AND DEFINITIONS....................  32

      Section     9.1   Top-Heavy Plan Definitions........................  32
                  9.2   Effective Date....................................  34
                  9.3   Minimum Contribution Requirements.................  34
                  9.4   Maximum Compensation Limitation...................  35
                  9.5   Adjustment to Section 415 Limits..................  35
                  9.6   Remedial Provisions...............................  35
                  9.7   Top Heavy Vesting Schedule .......................  35

ARTICLE X             MISCELLANEOUS.......................................  36

      Section     10.1  Non-Guarantee of Employment.......................  36
                  10.2  Non-Alienation of Benefits........................  36
                  10.3  Facility of Payment...............................  37
                  10.4  Exclusive Benefit.................................  37
                  10.5  No Reversion......................................  37
                  10.6  Effect of Social Security Benefits................  38
                  10.7  Titles............................................  38
                  10.8  Severability......................................  38
                  10.9  Applicable Law....................................  38
                  10.10 Initial Qualification.............................  38
                  10.11 Plan Designation..................................  38

ARTICLE XII       MONEY PURCHASE PENSION PLAN ACCOUNT

Section           11.1  General............................................ 38
                  11.2  Money Purchase Pension Benefit..................... 38
                  11.3  Participants' Accounts............................. 39
                  11.4  Determination and Distribution of Benefits......... 39


                                      (3)

                                   ARTICLE I

                                  DEFINITIONS


     Whenever used herein, the following words shall have the meaning set forth below, unless otherwise clearly required by the context.

     1.1  Parties
          -------

          (a) "Employer" means Donegal Mutual Insurance Company, a Pennsylvania corporation, and any successor.

          (b) "Plan Committee" or "Committee" means the Committee established by the Employer to administer the Plan as set forth in Article VII hereof.

          (c) "Trustee" means the corporation, individual or individuals appointed by the Employer to hold and administer the assets of the Trust.

          (d) "Employee" means any individual employed by the Employer or an affiliated Employer, except that such term does not include:

              (i)  Any Leased Employee as defined herein and

              (ii) Any Employee who is hired as a temporary employee and whose employment is to be of limited duration generally not in excess of six
          (6) months.

     Leased Employee means any person (other than an Employee of the Recipient) who pursuant to an agreement between the Recipient and any other person ("Leasing Organization") has performed services for the Recipient or for the Recipient and related persons determined in accordance with IRC Section 414(n)(6) on a substantially fulltime basis for a period of at least one year, and such services are performed under the Recipient's primary direction or control. For purposes of the preceding sentence Recipient means the Employer as defined herein.

          (e) "Participant" means an Employee who has satisfied the eligibility requirements and has entered the plan as provided in Article II.

          (f) "Beneficiary" or "Designated Beneficiary" means a person or persons (natural or otherwise) designated by a Participant to receive any death benefit payable under this plan. If there is no such designation, or if the designated person or persons predecease the Participant, Beneficiary shall mean the surviving spouse, surviving children, surviving parents or estate of the Participant, in the order listed.

          (g) "Plan" means the Donegal Mutual Insurance Company 401(k) Plan as set forth herein and as it may be amended in the future.

          (h) "Trust" or "Trust Agreement" means the Donegal Mutual Insurance Company 401(k) Plan Trust established by the Employer.

          (i) "Affiliated Employer" means the Employer, and any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

          (j) 'Highly Compensated Employee' means an Employee who performs services during the determination year and is described in one or more of the following groups:

              1. An Employee who is a 5% owner, as defined in Section 416(i)(1)(A)(iii), at anytime during the determination year or the preceding year.

              2. An Employee who received compensation during the preceding year in excess of $80,000 (indexed in accordance with IRC
                   Section 415(d)).

              3. If the Employer so elects, an Employee who is in the top paid group during the preceding year as such term is defined in IRC Section 414(q).

          For purposes of this paragraph:

                   (1)  Compensation is compensation within the meaning of IRC
                        Section 415(c)(3) including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity and elective amounts that are not includable in the gross income of an Employee by reason of Section 132(f)(4) of the Code

                   (2)  Employers aggregated under IRC Sections (415)(b), (c),
                        (m), or (o) are treated as a single employer.

                   (3) Highly Compensated Employee includes a former employee who was separated from service for the Employer prior to the determination year and was a Highly Compensated Employee for the year of the termination or for any determination year in or after the date on which he attains age 55.

          (k) "Non-Highly Compensated Employee" means an Employee of the Employer who is not a Highly Compensated Employee.

     1.2  Important Dates
          --------------

          (a) "Effective Date" means January 1, 1998, the date on which the provisions of the Plan became effective.

          (b) "Plan Year" means the calendar year.

          (c) "Anniversary Date" means the last day of each Plan Year after the Effective Date.

          (d) "Limitation Year" means the Plan Year.

     1.3  Service and Compensation
          ------------------------

          (a) "Hour of Service" means:

              (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

              (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530,200(b)2 of the Department of Labor Regulations which are incorporated herein by reference; and

              (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

              (4) For absences beginning on or after the first day of the Plan Year, solely for purposes of determining whether a One-Year Break in Service for participation and vesting purposes has occurred in a Plan Year (or other computation period), an Employee who is on Maternity or Paternity Leave shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence. No more than 501 Hours of Service shall be credited under this paragraph for any single absence due to Maternity or Paternity Leave. The Hours of Service credited under this paragraph shall be credited only (i) in the Plan Year (or other computation period) in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or
          (ii) in any other case, in the immediately following Plan Year (or other computation period).

          (b) "One-Year Break in Service" means a Plan Year during which an Employee fails to complete at least 500 Hours of Service. For purposes of
     Section 2.1, the relevant eligibility computation period shall be substituted for the Plan Year.

          (c) "Years of Service" means

              (1) For purposes of eligibility to participate, as provided in
          Section 2.1.

              (2) Years of Service credited prior to a period of consecutive One-Year Breaks in Service shall not be credited if the number of consecutive One-Year Breaks in Service during such period before the Employee earns any vested benefit in Employer contributions under the Plan equals or exceeds the greater of (A) five (5), or (B) the aggregate number of Years of Service before such period.

              (3) An Employee's Years of Service shall include Years of Service with the Employer and with other businesses under common control which includes the Employer and with other members of an affiliated service group which includes the Employer.

          (d) "Compensation" means the total taxable compensation paid to an Employee by the Employer during the Plan Year except as hereinafter provided. Any bonus, payments under any Employee incentive plan, disability payments, taxable fringe benefits, non-taxable fringe benefits, amounts realized from the exercise of stock options, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and amounts realized from the sale, exchange or other disposition of stock options shall not be considered compensation. The foregoing notwithstanding, compensation shall include any elective contributions made by the Employer that are not includable in the Employee's gross income under Code Sections 125, 132(f)(4), 402(g)(3), 402(h), 403(b) or any compensation deferred under Code Section 457(b).

     Compensation shall include all compensation (as defined above) which is actually paid to the Employee during the applicable Plan Year, including the Plan Year in which the Employee becomes a Participant. Compensation shall be limited for all purposes to $160,000 as adjusted from time to time in accordance with Code Section 401(a)(17).

          (e) "Authorized Leave of Absence" means any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns within the period of authorized absence. In the event of absence due to service in the Armed Forces of the United States, (1) such absence shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer within the period provided by law, and (2) credit for Hours of Service shall be given to the extent required by law.

          (f) "Employment Commencement Date" means the first day on which an Employee completes an Hour of Service for the Employer.

          (g) "Maternity or Paternity Leave" means an absence from work:

              (1) By reason of pregnancy of the Participant;

              (2) By reason of the birth of a child of the Participant;

              (3) By reason of the placement of a child with the Participant in connection with the adoption of such child by the Participant; or

              (4) For purposes of caring for such child, for a period beginning immediately after such birth or placement.

In approving such leave, the Plan Committee may require the Participant to furnish such timely information as it may reasonably require to establish that the reason for the absence from work is for one of the reasons set forth above and the number of days for which there was such absence.

     1.4  Miscellaneous
          -------------

          (a) "Disability" means a condition which renders a Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of a long, continued and indefinite duration. The Plan Committee may require such proof of Disability as it deems necessary, and may require a Participant to be examined by a physician of its own choosing.

          (b) "Participant's Elective Deferral" or "Participant's Elective Contribution" means as to each Participant the amount of the Participant's salary reduction election made pursuant to Section 3.4 during the Plan Year by the Employee and allocated to the Participant's Elective Deferral Account.

          (c) "Employer Matching Contribution" means any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's Employer Matching Contribution Account by reason of the Participant's Elective Deferrals.

          (d) "ERISA" means Public Law No. 93-406, the Employees Retirement Income Security Act of 1974, as amended from time to time.

          (e) "Code" or "IRC" means the Internal Revenue Code of 1986 and amendments thereto.

          (f) "Forfeiture" means that portion of a Participant's account that is not vested and occurs on the earlier of:

              (1) The distribution of the entire vested portion of a Participant's account, or

              (2) The last day of the Plan Year in which the Participant incurs five consecutive one year breaks in service.

          (g) USERRA Compliance. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414
     (u) of the Code.

     1.5  Construction. Words used herein in the masculine include the feminine,
          ------------
in the singular include the plural and in the plural include the singular, unless the context indicates otherwise.


                                   ARTICLE II

                                  PARTICIPATION

     2.1  Eligibility for Participation. Each Employee who is employed by the
          -----------------------------
Employer on the Effective Date shall eligible to become a Participant as of that date. Each other Employee shall be eligible to become a Participant as of the first day of the month immediately succeeding the month in which the Employee commences employment with the Employer. An Employee becomes a Participant by filing with the Plan Committee a salary reduction election in accordance with
Section 3.4 hereof in the form prescribed by the Committee.

     2.2  Continuing Participation.
          ------------------------

          (a) The Participant shall continue to be a Participant until he incurs a One-Year Break in Service. Participation shall cease as of the last day of the Plan Year during which such event occurs.

          (b) During a period of Authorized Leave of Absence, an Employee shall not be deemed to have incurred a One-Year Break in Service. In the event that an Employee is laid off, such layoff shall be treated as an Authorized Leave of Absence, to the extent that the Employer's personnel policies so provide, or in the absence of any such policies, for a period of one year from the date of layoff.

     2.3  Reemployment After Termination of Employment. Upon the reemployment of
          --------------------------------------------
any Employee who was a Participant such Employee again shall become a Participant on the first day of the month coincident with or next following his completion of at least one Hour of Service. All of an Employee's Years of Service with the Employer shall be credited except Years of Service which are disregarded under Section 1.3(c)(2).


                                   ARTICLE III

                                  CONTRIBUTIONS

     3.1  Employer's Matching Contribution. The Employer shall contribute
          --------------------------------
annually on behalf of each Participant an amount equal to the sum of (a) 100% of each Participant's Elective Deferrals for the Plan Year not in excess of 3% of the Participant's Compensation for the Plan Year and (b) 50% of each Participant's Elective Deferrals in excess of 3% of the Participant's Compensation, but not in excess of 9% of the Participant's Compensation for the Plan year ("Matching Contribution").

     3.2  Payment of Employer Matching Contributions. The Employer shall pay its
          ------------------------------------------
matching contribution to the Plan within thirty (30) days of the end of each month and under all circumstances the Employer's matching contribution must be paid not later than the last date, including extensions thereof for filing it income tax return for the Plan Year with respect to which the matching contribution is made.

     3.3  Return of Contributions. In no event shall any Employer
          -----------------------
Contributions revert to or be recoverable by the Employer, unless:

          (a) the contribution is made by reason of a mistake of fact, in which case it shall be returned within one (1) year after the payment of the contribution, or,

          (b) the contribution is conditioned upon qualification of the Plan under Section 401 of the Code and if the Plan does not initially so qualify, it shall be returned to the Employer within one (1) year after the date of denial of qualification.

     All contributions are conditioned upon the deductibility of the contribution under Section 404 of the Code. To the extent the deduction is disallowed, the contribution shall be returned within one (1) year after the disallowance of the deduction.

     3.4  Participant's Salary Reduction Election.
          ---------------------------------------

          (a) Each Participant may make an Elective Contribution to the Plan and to the extent he elects to reduce or forego an increase in his Compensation, the amount by which his compensation is reduced shall be treated as the Participant's Elective Contribution and be allocated to that Participant's elective account. The amount of the Elective Contribution may not be less than 1% nor more than 15% of the Participant's Compensation as elected by the Participant in units of one (1) percentage point on forms provided by the Plan Committee, which may limit the amount of the Participant's Elective Contribution at any time if it determines that such limitation is necessary to satisfy the requirement with IRC Section 401(k).

          (b) The balance in each Participant's Elective Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

          (c) A Participant may not make withdrawals from his Elective Account prior to his attaining age 59-1/2, except in the event of disability, retirement, termination of employment or hardship as provided in Section
     3.5. Distributions made pursuant to this Section shall be deemed to be made as of the last day of the preceding accounting quarter and the Participant's Elective Account shall be reduced accordingly.

          (d) The Employer shall pay all Participants' Elective Contributions accumulated through payroll deduction to the Trustee with reasonable promptness and in all events before the end of the succeeding month following such payroll deductions.

          (e) A Participant may change or terminate his deferral election as provided in subparagraph (a) by giving thirty (30) days' written notice of such change or termination to the Plan Committee or its designee and such change or termination shall be effective as of the first pay period coincident with or next following the expiration of said thirty (30)-day period. A Participant who has terminated or not commenced making Elective Contributions pursuant to paragraph (a) above may commence or reinstate his deferral election upon thirty (30) days' written notice to the Plan Committee or its designee and the Participant's Elective Contributions shall commence with the first pay period commencing on or after the expiration of the thirty (30)-day period.

          (f) A Participant who has taken a hardship distribution as provided in
     Section 3.5 hereof shall have his salary reduction election terminated as of the date of the hardship distribution and shall not be eligible to reinstate that election until after the first anniversary date of that distribution. Additionally, the Participant's Elective Contributions for the taxable year immediately following the taxable year of the hardship distribution may not exceed the applicable limit on Elective Deferrals under Code Section 402(g) less the Participant's Elective Contributions for the year in which the Participant received the hardship distribution.

     3.5  Participant Withdrawals.
          -----------------------

          (a) Participant's Elective Deferral Account. A Participant may not
              ---------------------------------------
     withdraw any amount attributable to his Elective Deferrals prior to the Participant's retirement, death, disability, separation from service or attainment of age 59-1/2 except in the case of hardship as provided herein. Upon application to the Plan Committee for a withdrawal based on hardship, the Plan Committee shall make a determination of the existence of hardship. If the Plan Committee determines that a hardship exists with respect to the Participant, the Participant may withdraw up to 100 percent of his vested interest in the Participant's Elective Deferral Account, but not in excess of the amount requested by the Participant in his initial application. Withdrawal of amounts less than the total amount in the Participant's Elective Deferral Account shall be in units of $1,000 with a minimum withdrawal of $1,000. The Plan Committee shall implement the foregoing by such rules, regulations, forms and procedures as to which the Plan Committee seems appropriate, provided always that participants similarly situated be treated uniformly. Hardship withdrawals may be made from Participant's Elective Deferrals only, excluding withdrawal of any income earned by Participant's Elective Deferrals.

          (b) Participant's Employer Matching Contribution Account. A
              ----------------------------------------------------
     Participant may not withdraw any amount attributable to his Employer Matching Contribution Account prior to the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2.

          (c) Hardship Provisions. A distribution because of hardship will be
              -------------------
     made only if the Participant has an immediate and heavy financial need which may not be satisfied from other assets of the Participant. A distribution is deemed to be on account of an immediate and heavy financial need only if the distribution is for:

              1. Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any dependents of the Participant or necessary for those persons to obtain medical care described in Section 213(d);

              2. Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

              3. Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or

              4. Payments necessary to prevent the eviction of a Participant from the Participant's principal residence or foreclosure on the mortgage of that residence.

          (d) A distribution is deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following are satisfied:

              1. The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant which may include amounts necessary to pay the federal, state or local income taxes and penalties reasonably anticipated as a result of the distribution.

              2. The Participant has obtained all distributions other than hardship distributions and all non-taxable (at the time of the loan) loans currently available under all Plans maintained by the Employer.

              3. The Plan and all other plans maintained by the Employer limit the Participant's elective contributions for the next taxable year to the applicable limit under Section 402(g) of the Code for that year minus the Employee's elective contributions for the year of the hardship distribution.

              4. The Participant is prohibited under the terms of the Plan or an otherwise legally enforceable agreement from making elective contributions and Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution.

     3.6  Limitations on Participant's Salary Reduction Election or Elective
          ------------------------------------------------------------------
Deferrals.
---------

          (a) Maximum Amount of Elective Deferrals. No Employee shall be
              ------------------------------------
     permitted to have Elective Deferrals made under this Plan during any calendar year in excess of $7,000.00 multiplied by the Adjustment Factor for such year as provided by the Secretary of the Treasury.

          (b) Average Actual Deferral Percentages.
              -----------------------------------

              (1) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

              (2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (c) Definitions. For purposes of this Section 3.6 the following
              -----------
     definitions shall be used:

              (1) "Actual Deferral Percentage" ("ADP") shall mean the ratio (expressed as a percentage), of Elective Deferrals on behalf of each Eligible Participant for the Plan Year to such Eligible Participant's Compensation for the Plan Year. For this purpose, Elective Deferrals shall be taken into account only to the extent they relate to Compensation that either will be received by the Participant in the Plan Year, but for the deferral election, or which is attributable to services performed by the Participant in the Plan Year and will be received by the Participant within 2 1/2 months after the close of the Plan Year but for the deferral election. Further, Elective Deferrals shall be taken into account only if they are allocated to the Participant's Account within the Plan Year to which they relate. An Elective Deferral is considered allocated within the Plan Year if the allocation is not contingent upon the Participant's performance of services or continued participation in the Plan after the allocation date and the Elective Deferral is actually paid to the trust not later than 12 months after the Plan Year to which the contribution relates.

              (2) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentage of all Eligible Participants as a group.

              (3) "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals allocated to his account for the Plan Year.

              (4) "Excess Contributions" are defined in IRC Section
          401(k)(8)(b) and are determined and distributed as provided in Section
          3.10 hereof.

          (d) Special Rules.
              -------------

              (1) For purposes of this Section 3.6, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two or more Plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Deferrals were made under a single arrangement.

              (2) For purposes of distributing Excess Contributions, the amount of Excess Contributions that may be distributed to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

              (3) A Participant's Elective Contributions which are returned as provided in (c)(4) above shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the year. To the extent Matching Contributions have already been made with respect to the Elective Contributions, such Matching Contributions shall be distributed to the Participant at the same time as the Elective Contributions are returned or recharacterized, provided however, that to the extent the Participant does not have a vested interest in such Matching Contributions, the Participant shall forfeit such Matching Contributions.

              (4) For purposes of determining the ADP for the Non Highly Compensated Employees for any determination year, the Plan shall rely on look-back year data. For this purpose, determination year means the Plan Year with respect to which the ADP or ACP is being calculated and look-back means the Plan Year immediately preceding the determination year.

              (5) The ADP test will be conducted using the Prior Year testing method; provided that the Employer may at any time amend the Plan to change to the current year testing method, but only with the prior permission of the Secretary of the Treasury or his delegate. For the first year of operation of the qualified cash or deferred arrangement under this Plan, the ADP of non-highly compensated Employees shall be deemed to be 3%.

     3.7  Limitations on Employee Contributions and Matching Employer
          ------------------------------------------------------------
Contributions.
-------------

          (a) Contribution Percentage. The Average Contribution Percentage
              -----------------------
     ("ACP") for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

     The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (b) Definitions. For purposes of this Section 3.7 the following
              -----------
     definitions shall apply.

              (1) "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

              (2) "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Employee Contributions and Matching Contributions made on behalf of each Eligible Participant for the Plan Year to such Eligible Participant's Compensation for the Plan Year.

              (3) "Eligible Participant" shall mean any employee of the Employer who is otherwise authorized under the terms of the plan to have Employee Contributions or Matching Contributions allocated to his account for the Plan Year.

          (c) Special Rules.
              -------------

              (1) For purposes of this section 3.7, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Matching contributions, or Elective Deferrals allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in
          Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions and Elective Deferrals were made under a single plan.

              (2) In the event that this plan satisfies the requirements of
          Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of
          Section 410(b) of the Code only if aggregated with this plan, then this Section 3.7 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

          (d) Excess Aggregate Contributions.
              ------------------------------

              (i) Excess Aggregate Contributions for a Highly-Compensated Employee will be determined by reducing the Actual Contribution Ratio
          (ACR) of the Highly-Compensated Employee with the highest ACR to the extent necessary to satisfy the Actual Contribution Percentage ("ACP") test or to cause such ratio to equal the ACR of the Highly-Compensated Employee with the next highest ratio. This process will be repeated until the ACP test is satisfied. In no event will Excess Aggregate Contributions remain unallocated or be allocated to a suspense account for allocation in the future Plan Year. The amount of the Excess Aggregate Contributions shall be distributed first to the Highly-Compensated Employee with the highest dollar amounts of Matching Contributions or Elective Contributions taken into account in computing the ACP in an amount equal to the lesser of such total Excess Aggregate Contributions or the amount necessary to cause the amount of such Employee's Matching Contributions to equal the amount of the Matching Contributions taken into account in computing the ACP of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions taking into account in computing the ACP. This process will be repeated until the aggregate amount required to be distributed is so distributed. Income on such Excess Aggregate Contributions shall be distributed in accordance with the applicable Treasury Regulations. Distribution of Excess Aggregate Contributions will be made after the close of the Plan Year to which the contributions relate but within twelve months after the close of such Plan Year. Such distributions shall be treated as Employer contributions for purposes of Code Sections 401(a)(4), 404 and 415. Notwithstanding the foregoing, to the extent a Participant receives a distribution of Excess Aggregate Contributions which relate to Matching Contributions in which the Participant does not have a vested interest, such portion of the Excess Aggregate Contribution shall be forfeited.

              (ii) The amount of Excess Aggregate Contributions for a Plan Year will be determined only after first determining the Excess Contributions that are treated as Employee contributions because of recharacterization for the Plan Year.

     3.8  Limitations on Contributions and Benefits.
          -----------------------------------------

          (a) Definition of Annual Additions. For purposes of the Plan,
              ------------------------------
     "Annual Addition" shall mean the amounts allocated to a Participant's account during the limitation year that constitute:

              (1)  Employer Contributions,
              (2)  Employee Contributions,
              (3)  Forfeitures, and
              (4) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

          (b) Maximum Annual Addition. The maximum annual addition that may be
              -----------------------
     contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of

              (1)  the Defined Contribution Dollar Limitation, or

              (2) Twenty-five (25%) percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

          (c) Special Rules. The compensation limitation referred to in
              -------------
     subsection (b)(2) shall not apply to:

              (1) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

              (2)  Any amount otherwise treated as an Annual Addition under
          Section 415(l)(1) of the Code.

          (d) Definitions. For purposes of Section 3.8,
              -----------

               (1) Defined Contribution Dollar Limitation means $30,000.00 or, if greater, 1/4 of the defined benefit dollar limitation set forth in
          Section 415(b)(1) of the Code as in effect for the Limitation Year.

               (2) Limitation Year means the calendar year.

          (e) Limitations if Participant in More Than One Plan. The foregoing
              ------------------------------------------------
     limitations of this Section 3.8 shall apply to the Annual Additions to this Plan and all Annual Additions made to all other defined contribution plans whether terminated or ever maintained by the Employer or a Related Employer in which the Participant is or was a Participant.

     3.9  Distribution of Excess Deferrals.
          --------------------------------

          (a) In General. Notwithstanding any other provision of the Plan,
              ----------
     Excess Deferral Amounts for any Plan Year and the income allocable thereto shall be distributed no later than April 15 of the next succeeding year to Participants who claim such Allocable Excess Deferral Amounts for the calendar year.

          (b) Definitions. For purposes of this Section 3.9, "Excess Deferral
              -----------
     Amount" means the amount of Elective Deferrals for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Section 3.9(c).

          (c) Claims. The Participant's claim shall be in writing and be
              ------
     submitted to the Plan Committee no later than March 1 of the next succeeding year. It shall specify the Participant's Excess Deferral Amount for the preceding calendar year and be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

          (d) Maximum Distribution Amount. The Excess Deferral Amount
              ---------------------------
     distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Elective Deferrals for the Plan Year.

     3.10 Excess Contributions.
          --------------------

          (a) In General. Excess Contributions as defined in IRC Section
              ----------
     401(k)(8)(B) and the income allocable thereto (as provided in paragraph (c) hereof) shall be distributed no later than the March 15th of the next succeeding Plan Year to the Highly-Compensated Employees as provided herein. The amount of Excess Contributions to be distributed shall be determined by reducing the Elective Deferral amount of the Highly Compensated Employee having the highest Elective Deferral amount for such year to the higher of (1), the level at which the ADP test is passed by the Plan without the reduction of the ADP of any other Highly Compensated Employees or (2) the ADP of the Highly Compensated Employee having the next highest Elective Deferral amount. If this process does not satisfy the ADP test for the Plan, this process as described in the preceding sentence shall be repeated at the progressively descending elective deferral amount levels among Highly Compensated Employees until the ADP test is satisfied, or until the aggregate of excess Elective Deferral amounts has been refunded, whichever is the first to occur. All excess contributions must be corrected by the close of the Plan Year following the Plan Year for which they were made.

          (b) Election to Treat As Employee Contributions. Any amount required
              -------------------------------------------
     to be distributed to a Participant by paragraph (a) hereof shall, at the election of the Participant and to the extent provided in Treasury Regulations, be retained in the Plan as a Voluntary Employee Contribution and treated as an amount distributed to the Participant and then contributed as such a Voluntary Employee Contribution. Any excess contributions recharacterized as Employee Contributions pursuant to the preceding sentence shall nevertheless remain subject to the same nonforfeitability requirements and distribution limitations as apply to Elective Contributions.

          (c) Excess Aggregate Contributions. Excess Aggregate Contributions in
              ------------------------------
     the amount allocable thereto (as provided in paragraph (d) hereof shall be distributed no later than the March 15th of the next succeeding Plan Year to the Highly-Compensated Participants on the basis of the respective portions of such amounts attributable to each of such Participants. Excess Aggregate Contributions means the amount described in Section 401(m)(6)(B) of the Code.

     The foregoing notwithstanding, the amount of Excess Contributions to be distributed shall be reduced by Excess Deferrals (ss.3.9) previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

          (d) Determination of Income. The income allocable to Excess
              -----------------------
     Contributions and Excess Aggregate Contributions shall be determined by computing both the income for the Plan Year with respect to which the excess amounts relate and the income for the period between the end of that year and the date of distribution ("the gap"). The income allocable to such excess amounts will be equal to the sum of the income allocable to the Participant's account containing the excess amounts for the applicable year and the income allocable to such account for the gap period multiplied by a fraction, the numerator of which is the excess amount and the denominator of which is the closing balance as of the end of the applicable year. Until provided otherwise by Treasury Regulations, such distribution shall be made without reduction for net losses.

          (e) Limitations on Multiple Use of Alternative Limitation. The
              -----------------------------------------------------
     alternative method of compliance with IRC Sections 401(k) and 401(m) shall be limited as provided in Treas. Reg. Section 1.401(m)-(2)(b). In the event a multiple use of the alternative limitation occurs, correction of such use with respect to the affected Highly-Compensated Employees shall be accomplished by reducing the Actual Deferral Percentage of the Highly-Compensated Employees and such reduction shall be treated as an Excess Contribution subject to the provisions of this Section 3.10.

     3.11 Employee Rollover Contributions.
          -------------------------------

          (a) An Employee eligible to participate in the Plan, whether or not a Participant, may transfer to the Plan within the time period and in the manner prescribed in paragraph (c) below and pursuant to procedures promulgated by the Plan Committee, a rollover amount as defined in paragraph (b) below, provided that such rollover amount shall be subject in all respects to this section 3.11. The rollover amount shall be credited to a Rollover Account maintained for that Employee/Participant. That Account shall share in the income allocations of the trust fund as provided in section 4.3(d) hereof, but it shall not share in Employer contributions nor any other allocations under section 4.3. Upon the termination of the Participant's employment with the Employer, for whatever reason, the total balance in the Rollover Account shall be distributed in the same manner as the balances in the Participant's other accounts in accordance with Article V hereof.

          (b) For purposes of this section, rollover amount means as to any Employee, an "eligible rollover distribution" as defined in Section 402(c)(4) of the Code. Rollover amount does not include hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV).

          (c) Rollover amounts must be transferred to this Plan on or before the sixtieth (60th) day following the Employee's receipt of the rollover amount. The Employee may authorize the Plan Committee to obtain the rollover amount from the transferor plan directly. As a condition precedent to being permitted to transfer a rollover amount to the Plan, the Employee shall comply with such requirements and complete such forms as the Plan Committee reasonably believes are necessary to insure that any amount it authorizes the Trustee to accept constitutes a rollover amount as defined in Section 402(c)(4) of the Code.

          (d) The foregoing notwithstanding, in determining whether the distribution to be received as a rollover is being received from a qualified plan, the Plan Committee shall be entitled to rely on the representations of the Employee as provided in the Treasury Regulations that the distributing plan is a qualified plan. Regardless of whether it is ultimately determined that such distributing plan is or is not a qualified plan, the acceptance of such contribution shall not be a grounds for disqualification of the Plan. Nevertheless, if the Plan Committee determines at any time that any amount accepted as a rollover amount pursuant to this section, for whatever reason, was not eligible for such classification or otherwise did not qualify as a rollover amount, the Committee shall direct the Trustees to pay to the Employee/Participant or his designated beneficiary the total amount accepted as a rollover amount plus all earnings and increments in value thereon from the date of acceptance to the date of such distribution. The Plan Committee shall authorize the Trustees or other payor to withhold from such distribution any taxes as required by law and to submit such information documents to the taxing authorities as required by law.

          (e) Under all circumstances and at all times the Employee/Participant shall be 100% vested in the balance of the Employee's Rollover Account.

     3.12 Direct Rollovers Permitted
          --------------------------

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) Definitions.

               1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               2. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               3. Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               4. Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     3.13 Reemployment after Distribution. If any former Participant shall be
          -------------------------------
re-employed by the Employer before incurring five consecutive 1 year Breaks in Service, and such former Participant had received a distribution of his entire vested interest prior to his re-employment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five years after (1) the first date on which the Participant is subsequently re-employed by the Employer, or (2) the close of the first of five consecutive 1 year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five years after the date of separation. In the event the former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date coinciding with or preceding his termination. The source for such reinstatement shall first be any forfeitures occurring during the year. if such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Account. Additionally, the Employer shall establish a separate account for the Participant's interest in the Plan at the time of the distribution and at any time during which the Participant's vested percentage in that account can increase that vested portion will equal or exceed an amount determined by applying the following formula where "x" equals the amount: x = P (ab) + (r x d) - (r x d). "P" is the vested percentage; "ab" is the account balance; "d" is the amount of the distribution; and "r" is the ratio of the account balance at the relevant time to the account balance after the distribution.

                                   ARTICLE IV

                             PARTICIPANTS' ACCOUNTS

     4.1  Individual Accounts. The Plan Committee shall establish and maintain
          -------------------
for each Participant (or Beneficiary of a deceased Participant) an Elective Deferral Account and Employer Matching Contribution Account. Credits and charges shall be made to each such Account in the manner hereinafter described. The maintenance of Accounts is for accounting purposes only, and a segregation of the assets of the Trust to each Account shall not be required.

     4.2  Valuation of the Trust. The Trust shall be valued by the Trustees on
          ----------------------
the Anniversary Date in each Plan Year. Such valuation shall be made on the basis of the fair market value of all property held in Trust. Any contribution made on account of a particular Plan Year but received by the Trustees after the end of such Plan Year shall be treated as having been made on the Anniversary Date.

     4.3  Adjustments and Allocations to Accounts. At the end of each Plan Year,
          ---------------------------------------
the Accounts of each Participant (or Beneficiary of a deceased Participant) shall be adjusted in the following order:

          (a) decreased by any amounts distributed to or for the benefit of the Participant (or Beneficiary of a deceased Participant);

          (b) increased by the contributions made by or on behalf of the Participant to his account not previously so allocated;

          (c) increased by the Employer's matching contribution which shall be allocated to each Participant's Employer matching contribution account to the extent not previously so allocated; and

          (d) increased by the income of the Trust in proportion to the account balances in each such account on the last day of each calendar quarter in proportion to the balances of all such accounts on the same day prior to the income allocation provided herein.

          (e) The foregoing notwithstanding, if as a result of a reasonable error in estimating a Participant's Plan Compensation, or a reasonable error in determining the amount of a Participant's Elective Deferrals, the annual additions for a Participant for a particular Plan Year would cause the limitations of Code Section 415 applicable to that Participant for that Plan Year to be exceeded, such excess amounts shall not be deemed to be annual additions to that Participant's account and shall not increase that Participant's account, but rather shall be removed from that Participant's account and be used to reduce the Employer contributions for the next Limitation Year (Plan Year) and succeeding Limitation Years, if necessary, for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, then such excess must be held unallocated in a suspense account for that Limitation Year and allocated and reallocated in the next Limitation Year to all remaining Participants and such excess amounts must be used to reduce the Employer contributions for such Limitation Years. No such excess amounts may be distributed to Participants or former participants.

     4.4  Self-Directed Accounts.
          ----------------------

          (a) Each Participant shall direct the Trustees as to how all or any portion of the Participant's Account shall be invested in accordance with such rules and regulations that permit a Participant the opportunity to exercise control over the assets in his individual account and provide an opportunity to choose, from a broad range of investments, the manner in which some or all of such assets are invested. The Trustees shall implement such Participant instructions except as provided in paragraph (c) below. All rules and regulations shall be applied consistently and uniformly to all Participants similarly situated.

          (b) The Trustees shall make available to each Participant the opportunity to choose from at least three diversified categories of investments (including look-through investments) and to transfer all or any portion of the Participant's Account between and among such investments no less frequently than quarterly annually. In addition to investment directions which may be given pursuant to paragraph (d) below, a Participant may invest in any of the look-through investment vehicles as selected by the Trustees. All of the information concerning such investments shall be made available to a Participant upon request to the Trustees by distribution of the prospectuses and other information concerning such look-through investments as is provided to the Trustees. Effective January 1, 2000, up to 100 percent of Plan assets may be invested in Qualifying Employer Securities. Moreover, as of such date, each Participant may direct the investment of all or a portion of the Participant's Account in Qualifying Employer Securities which consist of Employer Stock. The duties of the Employer and Trustees concerning such investment and the rights of Participants concerning an investment in Employer Stock are set forth in Section 4.5 below.

          (c) The Trustees shall not honor investment directions which, if implemented would not be in accordance with the Plan documents to the extent the Plan documents are consistent with Title I of ERISA; would cause the Plan to maintain an indicia of ownership of any Plan assets outside of the United States; would jeopardize the Plan's tax qualified status under the Internal Revenue Code; would result in a prohibited transaction as described in ERISA Section 406, or in IRC Section 4975; could result in a loss in excess of the Participant's Account balance; or, would generate income taxable to the Plan.

          (d) In addition to the look-through investment vehicles available to the Participant under paragraph (b) above, a Participant may select any other investment, subject to the limitations of paragraph (c) and subject to the Participant bearing the expenses of carrying out the Participant's instructions in purchasing such investments, all of which shall be detailed in writing by the Trustees to the Participant to the extent known and, if there are expenses which are unknown that fact shall be in writing on forms supplied by the Trustees and shall be signed by the Participant and witnessed by a Trustee.

          (e) Under no circumstances shall the ability of a Participant to direct the investment of the amounts credited to his Account be interpreted to allow the Participant to invest such Accounts directly or to ever take possession of all or any portion of his Account, except as specifically provided by this Plan. All funds while held in the Trust are part of the trust fund and are managed exclusively by the Trustees subject to this
     Section 4.5.

          (f) It is specifically intended that the Plan qualify as an ERISA 404(c) Plan. The Plan Committee is the identified plan fiduciary to accept Participant's investment choices and to distribute such investment information. The Plan Committee may designate all or a portion of this responsibility to others provided such designation is communicated in writing to the Participants. To the extent the Plan does qualify as an ERISA 404(c) Plan, with respect to each Participant the Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment choices made by the Participant or the Participant's beneficiary. A Participant may change the allocation of his contribution and account balances at least once in any three months. Each Participant shall have the opportunity to give investment instructions to the Plan Committee or its designee and will obtain written conformation of such instructions. Under no circumstances is any person, including any member of the Plan Committee, or any employee of the Employer, authorized to distribute to a Participant information concerning any investment that is not contained in a prospectus or otherwise made available pursuant to all applicable laws regulating the sale and investment of securities and other property.

     4.5  Investment in Employer Stock.
          ----------------------------

          (a) Definitions.

              (i) Employer Stock means the common stock of Donegal Group Inc., the majority-owned subsidiary of the Employer, as traded on the Nasdaq National Market. Employer Stock which shall be acquired under the Plan shall be purchased on the open market, but the Trustees reserve the power to acquire such Employer Stock directly from Donegal Group Inc. Effective September 1, 2001, Employer Stock shall be limited to the Class A common stock of Donegal Group, Inc. and shall not include the Class B common stock of Donegal Group, Inc.

              (ii) Qualifying Employer Security means an Employer Security which is a stock or a marketable obligation (within the meaning of Sections 407(d) and 407(e) of ERISA) of the Employer or of its majority-owned subsidiary, Donegal Group Inc. The Employer Securities which are Qualifying Employer Securities under the Plan shall be limited to Employer Stock (within the meaning of Section 4.5(a)(i)).

              (iii) Employer Security means an employer security (as such term is defined in Section 407(d)(1) of ERISA) issued by the Employer or by an affiliate (as such term is defined by Section 407(d)(7) of ERISA) of the Employer.

              (iv) Custodian means Reliance Trust Company, a Georgia corporation. Custodian is an "investment manager" as defined in
          Section 3(39) of ERISA with respect to Employer Stock.

              (v) Record Keeper means TransAmerica. The Record Keeper will maintain all records of the Participants' accounts with respect to investments in Employer Stock.

          (b) Purchase and Sale of Employer Stock.

              (i) A Participant may direct the Trustee to invest all or a specified portion of the Participant's Elective Contributions and Employer Matching Contributions made on his behalf in Employer Stock. Such direction shall be made on forms supplied by the Trustees and maintained by the Record Keeper and in accordance with such procedures as the Plan Committee may establish. Notwithstanding anything to the contrary contained in this Plan or the Trust Agreement, the Trustees shall, upon receipt of a Participant's direction to invest in Employer Stock in accordance with this Section, direct the Custodian to purchase shares of Employer Stock upon the receipt by the Custodian of contributions from the employees unless such purchase is prohibited by applicable law. Such purchases shall be made pursuant to a nondiscretionary purchasing program developed by the Custodian to effect such purchases in an orderly manner without disruption of the market for such stock or may purchase Employer Stock directly from Donegal Group Inc. and, in either event, in accordance with Section 408(e) of ERISA and other applicable law.

              (ii) If a Participant's vested interest in the Participant's Accounts or a portion thereof is to be distributed on account of the Participant's retirement, disability, death, termination of employment, pursuant to a hardship withdrawal, withdrawal of a rollover contribution or as a result of a qualified domestic relations order or because of the minimum distribution rules, the Trustees will direct the Custodian to sell the Participant's shares of Employer Stock or distribute such stock in kind, at the election of the Participant or the Participant's designated beneficiary. If the Participant elects to take a cash distribution, the amount of cash to be distributed to the Participant attributable to the Participant's shares of Employer Stock will be determined in accordance with Section 4.5(d). Notwithstanding the foregoing, the Custodian may net out transactions internally (so as not to be both a buyer and a seller on the open market) at the prices as determined by the Custodian under
          Section 4.5(d).

          (c) Voting of Shares. Notwithstanding anything to the contrary contained in this Plan or the Trust Agreement, whenever any proxies or consents are solicited from shareholders, each Participant (or designated beneficiary in the case of deceased Participant) whose account contains Employer Stock will have the right to direct the Trustees, in writing, as to the voting of such shares. The Trustees or the Custodian will use their best efforts to distribute or cause to be distributed in a timely manner to each Participant or designated beneficiary a copy of the proxy solicitation material sent to shareholders, together with a form addressed to the Trustees or the Custodian containing confidential, written instructions as to the manner in which said shares will be voted. If the instructions are sent to the Custodian, the Custodian must communicate the instructions to the Trustees. Upon receipt of such instructions, the Trustees will vote said shares as instructed. Shares of Employer Stock as to which the Trustees do not receive instructions will be voted by the Trustees in the proportion to the voting of shares with respect to which instructions are received. Each Participant (or designated beneficiary) will be entitled to one vote for each full share of Employer Stock allocated to the Participant's accounts. Fractional shares of Employer Stock will not be permitted to vote.

          (d) Valuation. Employer Stock will be valued as of any business day of each Plan Year at the closing price for such stock on the Nasdaq National Market on the date on which such valuation is being made or under such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Custodian. Any dividends received on Employer Stock will be reinvested and become part of the Participant's Accounts. The Record Keeper will maintain adequate records of the cost basis of Employer Stock for each Participant's account. The Record Keeper may from time to time modify its accounting procedures to achieve equitable and nondiscriminatory allocations among the Matching Contribution Accounts of Participants in accordance with the provisions of this Plan and the requirements of applicable law.

          (e) Named Fiduciary Status/Confidentiality. Each Participant or designated beneficiary shall be deemed to be a named fiduciary within the meaning of Section 402(a) of ERISA with respect to the voting of the shares of Employer Stock as to which such Participant or designated beneficiary has the right of direction. Directions received from Participants or designated beneficiaries by the Trustees or the Custodian with respect to the acquisition, holding, disposition or voting of Employer Stock shall be held in strict confidence and shall not be divulged or released to any person, including employees, officers or directors of the Employer, to the extent required by and in accordance with Section 404(c) of ERISA, except if disclosure is otherwise required by applicable law, and except to the extent necessary for the operation of the Plan, such directions may be relayed by the Trustees to the Record Keeper or auditor for the Plan, which Record Keeper or auditor is not the Employer.

          (f) Transition Rule. A Participant who has purchased through the Plan and has had allocated to his account Class B common stock of Donegal Group, Inc. shall be permitted to retain such stock in the Participant's account and such stock shall be included in the term "Qualified Employer Securities". Should such Class B common stock of Donegal Group, Inc. be sold or otherwise disposed of from the Participant's account, a Participant may not replace such stock with stock other than the Class A common stock of Donegal Group, Inc.

                                   ARTICLE V

                              PAYMENT OF BENEFITS

     5.1  Vesting and Forfeitures.
          -----------------------

          (a) Elective Deferral Account - A Participant shall be 100% vested at all times in the amounts held in this account.

          (b) Employer Matching Contribution Account - A Participant will be 100% vested in the amounts held in this account after the completion of three (3) Years of Service:

          (c) Except as provided above, for purposes of this Plan, the word "Accounts" shall mean both a Participant's Elective Deferral Account and the Employer Matching Contribution Account.

          (d) All forfeitures arising under this Plan shall be applied to the restoration of any accounts of Participants who are reemployed during the Plan Year as required by this Plan and forfeitures remaining, if any, will be applied toward the Employer's Matching Contribution for the Plan Year in which the forfeitures occurred. If there are any forfeitures remaining unapplied after the application of the preceding sentence, they will be applied to the Matching Contribution accounts of the Participants remaining in the Plan in proportion to their compensation for that Plan Year.

     5.2  Retirement. A Participant shall reach Normal Retirement Age upon
          ----------
attaining age 65 and Early Retirement Age upon attaining age 55 and may retire as of the first day of the month coincident with or following his attainment of such ages as the Participant elects, which day shall be called the Participant's Retirement Date. A Participant shall have a nonforfeitable right to the balances in his Accounts upon attainment of Early or Normal Retirement Age. A Participant may remain actively employed by the Employer after his Normal Retirement Date, subject to any written mandatory retirement policy of the Employer. He shall continue to be a Participant in the Plan as long he remains so employed by the Employer, and he may retire or be retired in accordance with any such written mandatory retirement policy of the Employer, as of the first day of any month after his Normal Retirement Date. A Participant who retires under this section shall be entitled to distribution of his entire Accounts balance at the time and in the manner provided by Section 5.8.

     5.3  Age 59-1/2. Upon attainment of age 59-1/2, a Participant may request a
          ----------
distribution of all or any portion of the vested portion of his Accounts attributable to contributions made pursuant to Sections 3.1, 3.4, and 3.11. Such distribution may be made even though the Participant has not terminated employment and continues as a Participant in the Plan thereafter. A Participant requesting a distribution under this Section shall be entitled to distribution at the time and in the manner provided by Section 5.8.

     5.4  Disability. A Participant who is determined by the Employer to be
          ----------
disabled as defined in Section 1.4(a) hereof, shall be considered to have taken disability retirement as of the first day of the month following the month in which the Employer makes such determination. The Employer may require the Participant to submit to medical examinations for the purpose of verifying the Participant's disability. A Participant who becomes disabled shall have a 100% nonforfeitable right to the balances in his Accounts and shall be entitled to distribution of his Accounts at the time and in the manner provided by Section 5.8.

     5.5  Death. In the event of a Participant's death prior to his termination
          -----
of employment with the Employer, the balances in such Participant's Accounts shall become fully vested and payable to the Participant's beneficiary as designated under the Plan. Distribution of such balances shall be made at the time and in the manner provided by Section 5.8. Unless otherwise elected in the manner prescribed in this Section, the Beneficiary of any death benefit payable hereunder shall be the Participant's spouse. The Participant may designate a Beneficiary other than his or her spouse only if:

          (a) The Participant's spouse has consented to the Beneficiary Designation. Such consent must be in writing and must be witnessed by a representative of the Plan Committee or notarized. The consent will be valid only as to the spouse who signed it; or

          (b) The Participant establishes to the satisfaction of the Plan Committee that he or she has no spouse; or

          (c) The Participant's spouse cannot be located; or

          (d) Because of other circumstances under which no spousal consent is required in accordance with applicable regulations under the Code or ERISA.

     5.6  Termination of Employment Prior to Retirement, Disability or Death. A
          ------------------------------------------------------------------
Participant who terminates employment with the Employer and who is not entitled to distribution of his account balance under any previous section of this
Article V, shall be entitled to distribution of the vested balances in his Accounts at the time and in the manner provided by Section 5.8.

     5.7  Limitation on Distributions. Except as provided in Section 5.8, no
          ---------------------------
distributions shall be made to a Participant from his Accounts until such Participant's retirement, attainment of age 59-1/2, death, disability, other termination of employment or due to hardship as provided herein.

     The Plan Administrator shall not permit a distribution of any benefit prior to the Participant's Normal or Early Retirement Age where the present value of the non-forfeitable accrued benefit (taking into account benefits derived from both Employer and Employee contributions) is in excess of $5,000 without the consent of the Participant's spouse. The Plan Administrator must obtain the written consent of the Participant and where applicable the Participant's spouse not more than 90 days before the commencement of the distribution of any part of an accrued benefit hereunder.

     5.8  Distribution upon Retirement, Disability, Death or Other
          ---------------------------------------------------------
Termination of Employment.
-------------------------

          (a) Time and Manner of Distribution. Upon a Participant's retirement,
              -------------------------------
     attainment of age 59-1/2 (if a distribution is requested at that time pursuant to the provisions of Section 5.3), disability, death, or other termination of employment, there shall be distributed to the Participant, or to his Beneficiary in the case of death, the vested balances in the Participant's Accounts as of the Accounting Date immediately preceding the date of such separation from employment, plus any contributions credited or to be credited to his Accounts subsequent to such Accounting Date, in a lump sum, to be distributed as soon as practicable after such separation from employment (and in the case of an age 59-1/2 in-service distribution as soon as practical after the written request is received by the Plan Committee) unless elected otherwise by the Participant or the Participant's surviving spouse. For purposes of this Section 5.8 "Accounting Date" means a date on which the Trustee values the Investment Funds and makes allocations to Accounts pursuant to Article IV. Notwithstanding the foregoing, a Participant who has separated from employment may elect, pursuant to Plan Committee rules, to defer such lump sum distribution to any subsequent date, subject to the restrictions contained in subsection
     (b) hereof. The Accounting Date for such deferred lump sum distribution shall be the Accounting Date which immediately precedes the date of distribution elected by the Participant. An election to defer a distribution may be changed no more frequently than annually and shall be irrevocable upon the death of the Participant.

          If a Participant (or Beneficiary) entitled to receive a distribution under this Section 5.8 should die prior to the time he has received the full distribution to which he is entitled, then the amount credited to his Accounts as of the Accounting Date for the month in which the death occurs shall be distributed to the deceased Participant's Beneficiary or to the estate of the Beneficiary in the case of the Beneficiary's death. The provisions of this Section 5.8 shall apply to all benefits payable to a Participant derived from both Employer and non-deductible Employee Contributions. If a distribution is considered to have commenced in accordance with the Treasury Regulations before the Participant's death, the remaining interest of the Participant will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death. Additionally, distributions under this Plan will be made in accordance with the requirement of the Treasury Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed Regulations.

          (b) Restrictions. Distributions are subject to the following
              ------------
restrictions where applicable:

              (1) No Participant (or Beneficiary) may elect a distribution date which is earlier than 60 days following the date on which the Participant's Accounts are to be valued.

              (2) Each Participant's Accounts balances must be distributed to him in full no later than the April 1st following the calendar year in which he attains age 70-1/2; provided however, if Participant dies before his entire Accounts balances have been distributed, or if distribution has commenced to the Participant's surviving spouse who dies before the entire Account balances have been distributed then the entire remaining Account balances must be distributed to the Participant's designated Beneficiary within five years of the Participant's death (or the death of his surviving spouse). The foregoing notwithstanding, a Participant other than a five (5%) percent owner shall not be required to accept a distribution regardless of age prior to the termination of his employment with the Employer.

              (3) Notwithstanding (2) above or any other provision herein to the contrary, in no event shall distribution of a Participant's Accounts be made later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following events:

                   (a) The attainment by the Participant of age 65;

                   (b) In the case of a Plan Participant who commences
              participation in the Plan within five (5) years before attaining age 65, the fifth anniversary of the time the Plan Participant commences participation in the Plan;

                   (c) In the case of a Plan Participant not described in
              paragraph (b) above, the tenth anniversary of the Plan Year in which the Participant joined the Plan as a Participant;

                   (d) The termination of the Participant's service with the
              Employer; or

                   (e) The date specified by the Participant in his election
              made pursuant to subsection (a) hereof.

     5.9  Distributions of $5,000 or Less. Upon the termination of a
          -------------------------------
Participant's employment with the Employer, prior to a Participant's annuity starting date, the Plan Committee shall make an immediate total distribution of the vested value of the account of the Participant if the present value of such account to the extent vested (calculated using an interest rate not greater than the PBGC rate) is $5,000 or less and, at no time prior to the termination of the Participant's employment, ever exceeded $5,000.00. Such amount shall be paid to the Participant, or if the Participant is then deceased, to the Participant's designated beneficiary; provided, however, if the distribution provided hereunder is less than the total amount of the Participant's account at the time of the distribution and if the Participant is reemployed within the five (5) year period commencing on such termination, the Participant shall have repayment rights with respect to such distribution identical to those provided in Section
3.13 hereof.

     5.10 Additional Distribution Restrictions. Notwithstanding anything else
          ------------------------------------
contained in this Plan, amounts attributable to Elective Deferrals may not be distributed earlier than the occurrence of one of the following events:

          (1) the Participant's retirement, death or disability or separation from service;

          (2) the termination of this Plan without the establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

          (3) the Participant's attainment of age 59 1/2 or hardship as provided herein;

          (4) the sale or disposition by the Employer to an unrelated corporation of substantially all of its assets, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and

          (5) the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

     Clauses, 2, 4, and 5 apply only if the distribution is in the form of a lump sum and clauses 4 and 5 apply only if the transferor corporation continues to maintain the Plan.


                                  ARTICLE VI

                           FIDUCIARY RESPONSIBILITY

     6.1  Named Fiduciary. The Employer shall be the "named fiduciary" referred
          ---------------
to in Section 402(a) of ERISA with respect to the management, operation and administration of the Plan and is also responsible for making contributions provided for under Section 3.1. The "Plan Administrator" as defined in Section 414(g) of the Code and Section 3(16) of ERISA is the Plan Committee as established by Article VIII hereof.

     6.2  Allocation of Fiduciary Responsibility. Each fiduciary, whether named
          --------------------------------------
herein or otherwise, shall only have the individual responsibility for exercising the functions and responsibilities assigned or allocated to such fiduciary hereunder. Unless otherwise specifically provided herein, no fiduciary responsibility shall be shared by two or more fiduciaries. Where one fiduciary follows the directions of another fiduciary, who has the fiduciary responsibility for such action, then the fiduciary following such direction shall not be deemed a fiduciary hereunder in taking such action.

     6.3  Service in More than One Capacity. Any person, or group of persons,
          ---------------------------------
may serve in more than one fiduciary capacity with respect to this Plan.

     6.4  Employment of Advisers. A fiduciary may engage accountants, attorneys,
          ----------------------
actuaries or such other advisers as it deems necessary or advisable to properly carry out its duties under this Plan. The functions of any such persons designated by the fiduciary shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan.

     6.5  Compensation of Fiduciaries and Advisers. The fees, expenses and costs
          ----------------------------------------
charged or incurred by any fiduciary or any adviser hereunder may be paid in whole or in part by the Employer, and any such fees, expenses or costs not paid by the Employer shall be paid out of the Trust; provided that such compensation or reimbursement is reasonable under the circumstances; and provided further that no person who already receives full-time pay from an Employer whose employees are Participants in the Plan shall receive any compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

     6.6  Liability of Fiduciaries. Each fiduciary, and each adviser to any
          ------------------------
fiduciary, shall be free from all liability for any act or conduct in carrying out its responsibilities under this Plan, except for acts of willful misconduct or gross negligence; provided, however, that the foregoing shall not relieve any such fiduciary or adviser from any responsibility or liability that it may have pursuant to ERISA.

                                  ARTICLE VII

                              PLAN ADMINISTRATION

     7.1  Plan Committee. A Plan Committee consisting of at least two officers
          --------------
of the Employer shall be the Plan Administrator. The Plan Committee may appoint one member authorized to sign any reports required by ERISA in representation of all members. Members of the Plan Committee shall serve until their resignation or dismissal by the Employer and vacancies shall be filled in the same manner as the original appointments. The Employer may dismiss any member of the Plan Committee at any time with or without cause.

     7.2  Duties and Powers of the Plan Committee. The Plan Committee shall have
          ---------------------------------------
such duties and powers as may be necessary to discharge its duties hereunder, including, but not limited to, the following:

          (a) To construe and interpret the Plan and Trust.

          (b) To decide all questions of the eligibility of Employees to become Participants under the Plan.

          (c) To determine the amount, manner and time of payment of benefits under the Plan.

          (d) To authorize and direct all disbursements by the Trustee from the Trust.

          (e) To prescribe procedures to be followed by Participants or Beneficiaries for filing applications for benefits.

          (f) To prepare and distribute to Participants information explaining the Plan.

          (g) To make and publish rules for the regulation of the Plan which are not inconsistent with the terms of the Plan or with ERISA.

          (h) To designate one or more of its members to assume responsibility for any of its functions or to delegate to individuals not members of the Committee any administrative, clerical or other nondiscretionary duties provided always in such delegation, the Committee shall alone remain responsible for decisions affecting the rights of Participants and their beneficiaries.

          (i) To take any action required to take self corrective measures as required by the Internal Revenue Service or the Department of Labor to preserve the tax qualified status of the Plan, to correct errors in fiduciary conduct or such other action to maintain the Plan in compliance with all applicable laws.

     The Plan Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to modify any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility for a benefit under the Plan. All policies, rules, interpretations and decisions of the Plan Committee shall be uniformly and consistently applied in a nondiscriminatory manner to all Participants in similar circumstances. The Plan Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary in carrying out its duties hereunder.

     7.3  Claims Procedure. The Plan Committee shall make all determinations as
          ----------------
to the right of any person to a benefit under this Plan. If a claim is denied by the Plan Committee, it shall give written notice to the claimant setting forth
(a) the specific reason or reasons for the denial, (b) the specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and
(d) an explanation of the claim review procedure, in accordance with this Section.

     Within sixty days after the receipt by the claimant of a written notice of denial of a claim, or such later time as may be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the claimant may file a written request with the Plan Committee that it conduct a full and fair review of the denial of the claim for benefits. If such review is requested, the claimant or his duly authorized representative may (a) request a review upon written application, (b) review pertinent documents, and (c) submit issues and comments in writing.

     The Plan Committee shall issue a written decision on the claim within sixty days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing the claim, the aforesaid sixty day period shall be extended to one hundred twenty days. In the event of such extension, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Any decision on review shall be in writing, and shall be written in a manner calculated to be understood by the claimant, shall include the specific reason or reasons for the decision, and shall contain specific reference to pertinent Plan provisions upon which the decision is based.

     The foregoing notwithstanding, the Plan Committee shall be responsible for maintaining records of Participants' service, account balances, vesting and other matters relating to amount of benefits under the Plan. The Plan Committee shall also be responsible for filing such reports, and making such disclosure to Participants as may be required by ERISA and the Code.

     7.4  Records and Reports. The Plan Committee shall be responsible for
          -------------------
maintaining records of Participants' service, account balances, vesting and other matters relating to amount of benefits under the Plan. The Plan Committee shall also be responsible for filing such reports, and making such disclosures to Participants as may be required by ERISA and the Code.

     7.5  Application and Forms for Benefits. The Plan Committee may require a
          ----------------------------------
Participant to complete and file with the Committee an application for a benefit, or any other forms approved by the Committee, and to furnish all pertinent information requested by the Plan Committee. The Plan Committee may rely on all such information so furnished.

                                 ARTICLE VIII

                 AMENDMENT, MERGER AND TERMINATION OF THE PLAN

     8.1  Amendment and Termination.
          -------------------------

          (a) General. The Employer intends to continue this Plan and the
              -------
     payment of contributions hereunder indefinitely, but such continuance is not assumed as a contractual obligation, and the Employer expressly reserves the right to discontinue contributions to the Plan or to terminate the Plan at any time, as to its Employees without the consent of any other party. Any amendment may be made retroactive by its terms, but no such amendment shall cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries; provided, however, the Employer may make any amendment it determines necessary or desirable, with or without retroactive effect, to qualify or maintain the Plan as a qualified plan within the meaning of
     Section 401(a) of the Code, and to qualify or maintain the Trust as tax exempt under Section 501(a) of the Code, and the regulations issued thereunder.

         (b)  Limitations on Amendment.
              ------------------------

              (1) If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three years of service with the Employer may elect, within a reasonable period after the adoption of the amendment or change to have the Participant's nonforfeitability percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                 (i) Sixty (60) days after the amendment is adopted

                 (ii) Sixty (60) days after the amendment becomes effective or

                 (iii) Sixty (60) days after the Participant is issued written notice of the amendment by the Plan Committee.

              (2) No amendment to the Plan shall be effective to the extent it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this section, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, no amendment of the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

     8.2  Action by Employer. Any action by the Employer under this Plan may be
          ------------------
taken by means of a writing signed by an authorized officer.

     8.3  Effect of Termination. Upon termination of the Plan, the accounts of
          ---------------------
all Participants or Beneficiaries affected thereby shall become fully vested and nonforfeitable, and the Plan Committee shall, after payment of expenses properly chargeable to the Fund, allocate any unallocated assets in the Fund to the accounts of such Participants or Beneficiaries pursuant to the rules set forth in Article IV hereof. In making such final allocation, the Plan Committee may, if it determines that a termination of the Plan has occurred prior to the date of formal action by the Employer, reverse any forfeitures of accounts of Participants which have occurred in the interim.

     8.4  Partial Termination. Upon termination of the Plan with respect to a
          -------------------
group of Participants which constitutes a partial termination of the Plan under the Code, the accounts of such group of Participants shall become fully vested and non-forfeitable.

     8.5  Manner of Distribution. In the event of termination or partial
          ----------------------
termination of the Plan, the Plan Committee shall direct the Trustee either (a) to make distribution of benefits to Participants or their Beneficiaries affected by such termination or partial termination pursuant to Section 5.8, or (b) to retain such benefits for distribution upon the occurrence of one of the events set forth in Article V hereof.

     To the extent that no discrimination in value results, any distribution after termination or partial termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Plan Committee and the Trustee may determine. All non-cash distributions shall be valued at fair market value at the date of distribution.

     8.6  Merger. In the event of any merger or consolidation of the Plan with,
          ------
or transfer in whole or in part of the assets and liabilities of the Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants in this Plan, the assets of the Fund applicable to such Participants shall be transferred to the other trust fund only if:

          (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

          (b) A writing signed by the authorized partner of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan, and

          (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.

     8.7  Successor Employer. In the event of the dissolution, merger,
          ------------------
consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.


                                  ARTICLE IX

                                   TOP-HEAVY
                          PROVISIONS AND DEFINITIONS

     9.1  Top-Heavy Plan Definitions.
          --------------------------

          (a) "Top-Heavy Plan" means a plan which, as of the Determination Date
     (1) the Present Value of Accrued Benefits of Key Employees and (2) the aggregate of the Accounts of Key Employees under the plan exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the aggregate of the Accounts of all employees under such plan. The determination of whether a plan is top-heavy shall be made after aggregating all other plans of the Employer or any of its affiliates which are part of a Required Aggregation Group and after aggregating any other plan of the Employer or any of its affiliates which is part of the Permissive Aggregation Group, if such permissive aggregation thereby eliminates the top-heavy status of any plan within such Permissive Aggregation Group. A plan is a "Super Top-Heavy Plan" if, as of the Determination Date, the plan would meet the test specified above for being a Top-Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in this subsection.

          (b) "Determination Date" means, for purposes of determining whether a plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year (or, in the case of the first Plan Year of a plan, the last day of the first Plan Year).

          (c) "Valuation Date" means, for purposes of determining the value of Accounts under this Section, the same date as the Determination Date.

          (d) "Key Employee" means any Employee or former Employee (including a Beneficiary of such Employee) who at any time during the Plan Year of Determination, or during any of the four (4) preceding Plan Years, is:

              (1) An officer of the Employer having annual Compensation for such Plan Year which is in excess of 50% of the dollar limit in effect under Section 415(b)(1)(A) for the calendar year in which such Plan Year ends;

              (2) An owner of (or considered as owning within the meaning of Section 318) both more than an one-half percent interest as well as one of the ten largest interests in the Employer and having annual compensation greater than the dollar limit in effect under Section 415(c)(1)(A) for the Plan Year;

              (3) A 5% owner of the Employer; or

              (4) A 1% owner of the Employer whose annual compensation is more than $150,000.

     For purposes of determining 5% and 1% owners, the aggregation rules and the rules of subsections (b), (c) and (m) of Section 414 of the Code do not apply.

          (e) "Non-Key Employee" means any Employee or former Employee (including a Beneficiary of such Employee) who is not a Key Employee.

          (f) "Account" means the value of all accounts (as defined in Sections 1.4(b), (c) and (d) under the Plan as of the Valuation Date, including all employer contributions paid or payable to such Account and all employee contributions actually paid to such Account, except as follows:

              (1) The value of each Account shall be increased by the aggregate distributions made with respect to an Employee under the Plan during the five (5) year period ending on the Determination Date.

              (2) In the case of a profit sharing plan, the value of each Account shall not include any employer contribution actually made after the Determination Date, except in the case of the first Plan Year each account shall include such contributions that are allocated to the Account as of a date within the first Plan Year.

              (3) The value of an Account maintained for voluntary deductible Employee contributions (if any) shall not be included.

              (4) The value of an Account maintained for rollover contributions (if any) shall not be included if the rollover contribution was initiated by the Employee and was not made from a plan maintained by the Employer (or by an employer required to be aggregated with the Employer under Sections 414(b), (c) or (m) of the Code).

              (5) The value of an Account maintained for an Employee who is a Non-Key Employee with respect to a plan for any Plan Year who was a Key Employee with respect to a plan for any prior Plan Year shall not be included.

              (6) If an individual has not performed any services for any employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, the value of the Account of such individual shall not be included.

          (g) "Required Aggregation Group" means (1) each qualified plan of the Employer or any of its affiliates in which at least one Key Employee participates, including for this purpose any terminated plan that covered a Key Employee maintained by the Employer within the five year period ending on the Determination Date, and (2) any other qualified plan of the Employer or any of its affiliates which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (h) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer or any of its affiliates which, when considered as a group with the Required Aggregation Group would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (i) "Present Value of Accrued Benefit" means, in the case of a defined benefit plan, the present value of a Participant's accrued benefit as determined under the provisions of the applicable defined benefit plan.

          (j) "Employer or any of its Affiliates" means the Employer maintaining the Plan, and all commonly controlled trades or businesses (as defined in Section 414(c) of the Code), and affiliated service groups (as defined in
     Section 414(m) of the Code) of which the Employer is a part.

     9.2  Effective Date.  In any Plan Year in which the Plan is a Top-Heavy
          --------------
Plan, the Plan shall meet the requirements set forth in Sections 9.3 and 9.7.

     9.3  Minimum Contribution Requirements.
          ---------------------------------

          (a) Definition of Compensation. For purposes of this Section,
              --------------------------
     Compensation for any Plan Year shall mean the amount of Compensation received from the Employer for that Plan Year.

          (b) Allocation. The total allocable amount under Section 4.3 shall be
              ----------
     allocated as follows:

              (1) The total allocable amount shall first be allocated among the accounts of Participants who have completed a Year of Service as defined in Section 2.1 (except that such requirement that the Participant complete 1,000 Hours of Service in the Plan Year shall not apply to any Participant) in the same proportion that each such Participant's Compensation bears to the aggregate Compensation of all such Participants for such Plan Year, provided that the amount so allocated to the account of any Participant who is not a Key Employee shall not be less than the lesser of 3% or the highest rate allocated to any Key Employee for the Plan Year (such rate determined by calculating the largest percentage of Compensation not in excess of $200,000.00). If the highest rate allocated to a Key Employee for such Plan Year is less than 3%, amounts contributed attributable to a salary reduction arrangement shall be included in determining contributions made on behalf of Key Employees.

               (2) The remainder of the total allocable amount, if any, shall be allocated as set forth in Section 4.3.

          (c) Exceptions to the Minimum Contribution Requirement. The minimum
              --------------------------------------------------
     contribution required under subsection (b) shall be reduced or eliminated, as the case may be, in the following circumstances:

              (1) If the allocation in any Plan Year of the total allocable amount under Section 4.3 (determined without regard to this Section) results in an allocation to each Participant who is eligible to receive an allocation under Section 9.3(b)(1) of at least 3% of such Participant's Compensation for the Plan Year, then the provisions of
          Section 9.3(b) shall not apply for such Plan Year.

              (2) No minimum contribution will be required (or the minimum contribution percentage will be reduced, as the case may be) for any Plan Year for a Participant who is eligible to receive an allocation under Section 9.3(b)(1) if the employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with Section 416(c) of the Code.

          (d) Effect of Defined Benefit Plan. The 3% minimum contribution
              ------------------------------
     requirement in subsections (b) and (c) shall be increased to 5% for any Plan Year in which the Employer also maintains a defined benefit pension plan to the extent necessary to avoid the application of Section 416(f) of the Code and regulations thereunder.

     9.4  Maximum Compensation Limitation. The Compensation (as defined in both
          -------------------------------
Section 9.3(a) and Section 1.3(d)) of each Participant in the Plan for any Plan Year shall not exceed the first $200,000 of such Participant's Compensation; provided that such dollar limitation shall be adjusted to take into account any adjustments prescribed by the Secretary of the Treasury or his delegate under
Section 416(d)(2) of the Code.

     9.5  Adjustment to Section 415 Limits. If the Plan is a Super Top-Heavy
          --------------------------------
Plan or if the Plan is a Top-Heavy Plan, and the minimum benefits required by
Section 416(h) of the Code are not provided, then the 1.25 factor used in the denominators of the Defined Contribution Plan Fraction (under Section 4.4(c)(5)) and Defined Benefit Plan Fraction (under Section 4.4(c)(4)) shall be changed to 1.0.

     9.6  Remedial Provisions. In addition to the other powers granted
          -------------------
hereunder, the Plan Committee shall have the power to take such action as it deems necessary or appropriate to determine whether the Plan is a Top-Heavy Plan, and in such event, to apply the provisions of this Article to the Plan, including, but not limited to the power to reallocate employer contributions, forfeitures and income, to reverse all or part of any forfeitures which may have been improperly recognized, and to direct the Trustee to make required distributions hereunder.

     9.7  Top Heavy Vesting Schedule. For any Plan Year in which the Plan is
          --------------------------
determined to be "top heavy", as defined in Section 9.1 hereof, the vesting schedule applicable to Employer Matching Contributions as provided in Section 5.1(b) shall be superseded by the following schedule:


                Years                                 Vesting
              of Service                            Percentage
              ----------                            ----------
              Less than 2                                 0
                   2                                     20
                   3                                    100
                                      -35-

     If the Plan ceases to be top heavy in a subsequent Plan Year, the vesting schedule provided in Section 5.1(b) will apply to a Participant's benefits accrued subsequent to the last year the Plan was top heavy, provided however that any Participant with 5 or more Years of Service must be given the opportunity to choose between the vesting schedule contained in this Section and that contained in Section 5.1(b).


                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Non-Guarantee of Employment. Nothing contained herein shall be
          ---------------------------
construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any Employee, with or without cause.

     10.2 Alienation.
          ----------

          (a) In General. Except as provided in Subsections (b) and (c) of this Section, or pursuant to an order of a court of competent jurisdiction to the contrary, none of the payments, benefits or rights of any Participant, Beneficiary, prospective beneficiary or alternate payee shall be subject to any claim of any creditor. In particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any credit or of such Participant, Beneficiary, prospective beneficiary or alternate payee. Except as provided in Subsection (b) of this Section, no person entitled to any payment, benefit or right under the Plan shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the payments, benefits or rights which he may expect to receive, contingently or otherwise, under the Plan.

          (b) Exceptions. The following shall not be precluded by the operation of Subsection (a) hereof:

              (1) the withholding of income taxes from distributions (whether by legal mandate or by election of the prospective distributee) and transmittal of the amounts so withheld to appropriate tax collection authorities;

              (2) the pledge by a borrower from the Plan (and foreclosure on the pledged amount by the lender or other hold of the borrower's debt obligation) of any portion of his interest in the Plan as security for the repayment of the amount borrowed, interest payable in respect thereof, and costs and expenses associated therewith;

              (3) any arrangement for the recovery by the Plan of overpayments of benefits previously made to or for the benefit of the Participant or other person with respect to whom such arrangement applies:

              (4) transfer of any eligible rollover distribution amount from the Plan to any other benefit plan qualified under section 401(a) of the Code or to an individual retirement arrangement established under section 408 of the Code;

              (5) direct deposit arrangements with respect to benefits if the direct deposits authorized by such arrangement is to an account of the payee (or a joint account of the payee and his spouse) at a bank or other financial institution;

              (6) any assignment or alienation of benefits in pay status to the extent that such assignment or alienation (i) is voluntary and revocable, (ii) is not for the purpose of, nor has the effect of, defraying Plan administration costs; and (iii) does not, when combined with all other such assignments in the aggregate, exceed ten percent (10%) of any benefit payment;

              (7) any assignment to the Plan Sponsor if (i) such assignment is revocable at any time, and (ii) the Plan Sponsor files with the Plan Administrator a written acknowledgment meeting the requirements of Treas. Reg. Section 1.401(a)-13(e)(2) (or a successor regulation of similar purpose); and

              (8) the enforcement of a federal tax levy made pursuant to section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

          (c) Applicability of a QDRO. Compliance with the provisions and conditions of any QDRO shall not be deemed a violation of the provisions of Subsection (a) hereof.

     10.3 Facility of Payment. If any Participant or Beneficiary shall be
          -------------------
physically or mentally incapable of receiving or acknowledging receipt of any payment due under the terms of the Plan, and no legal representative shall have been appointed for him, the Plan Administrator may direct the Trustee to make such payment to the person or institution maintaining such Participant or Beneficiary, and the payment to such person or institution in good faith shall constitute a valid and complete discharge for such payment.

     10.4 Exclusive Benefit.  This Plan is established for the exclusive
          -----------------
benefit of the Employees of the Employer.

     10.5 No Reversion. Except as otherwise expressly permitted hereunder, no
          ------------
assets of the Plan or the Trust shall ever revert to or be used or enjoyed by the Employer, nor, prior to the satisfaction of all liabilities under this Plan to Participants and their Beneficiaries, shall any of the assets of the Plan or Trust ever be used other than for the benefit of the Employees of the Employer and their Beneficiaries and defraying reasonable expenses of administering the Plan.

     10.5A. Restrictions-Assets from Money Purchase Pension Plan.
            ----------------------------------------------------
Notwithstanding any provision of this Plan to the contrary, if any optional form of benefit under this Plan permits a distribution prior to a Participant's retirement, death or disability or severance from employment and prior to Plan termination, that optional form of benefit shall not be available with respect to the benefits attributable to assets (including post transfer earnings and appreciation thereon) and liabilities that are transferred within the meaning of IRC 414(l) to this Plan from a money purchase plan (other than any portion of those assets and liabilities attributable to voluntary Employee contributions).

     10.6 Effect of Social Security Benefits. Benefits paid to or on behalf of a
          ----------------------------------
retired or terminated Participant hereunder shall not be reduced or otherwise affected by increases or other adjustments in Social Security benefits such Participants may receive.

     10.7 Titles.  Titles of Articles and Sections are inserted for
          ------
convenience only and shall not affect the meaning or construction of the Plan.

     10.8 Severability. If any provision of this Plan shall be held invalid or
          ------------
unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be constructed and enforced as if such provision had not been included herein.

     10.9 Applicable Law.  This Plan shall be construed in accordance with
          --------------
Pennsylvania law.

     10.10 Initial Qualification. This Plan has been adopted and is based upon
           ---------------------
the condition precedent that the Internal Revenue Service issue its determination that it meets the requirements of the Code and regulations issued hereunder with respect to qualified plans. Notwithstanding any other provision herein, if the Internal Revenue Service determines that the Plan does not initially qualify under the Code, any assets attributable to Employer contributions which have been made prior to notice of such adverse determination shall be returned to the Employer, and this Plan shall terminate.

     10.11 Plan designation.  For purposes of Code Section 401(a)(27), this
           ----------------
Plan is a profit sharing plan.


                                   ARTICLE XI

                       MONEY PURCHASE PENSION PLAN ACCOUNT

     Section 11.1. General. This Article applies only to those employees who
                   -------
were participants in DMIC Money Purchase Pension Plan and who had accounts in that Plan on December 31, 1999. This Articles does not apply to any other Employee or Participant.

     Section 11.2. Money Purchase Pension Benefit. For purposes of this Plan,
                   ------------------------------
the term "Money Purchase Pension Benefit" means the account balance of the Participant in the Money Purchase Pension Plan as of December 31, 1999. As provided by amendment to that Plan, all such accounts are fully vested in the Participants and under no circumstances may any forfeitures arise with respect to those accounts.

     Section 11.3. Participants' Accounts. Under all circumstances a
                   ----------------------
Participant's Account shall be treated as a segregated investment individually directed by the Participant and shall be adjusted for only the income or loss realized with respect to each such Account.

     Section 11.4. Determination and Distribution of Benefits. The
                   ------------------------------------------
provisions of ARTICLES VI and VII of the Money Purchase Pension Plan as in effect on December 31, 1999 are hereby incorporated by reference and for convenience set forth in full in Appendix "A" to the Plan. The provisions of these Articles will apply to the determination and distribution of a Participant's Money Purchase Pension Benefit. Otherwise, the provisions of this Plan shall govern with respect to a Participant's Money Purchase Pension Benefit.


                  (Original Plan executed on October 28, 1998)

                                  Appendix "A"

                                   ARTICLE VI

                   DETERMINATION AND DISTRIBUTION OF BENEFITS
                   ------------------------------------------

     6.1 Vesting of Benefits. A Participant's Account shall be vested in
         -------------------
accordance with Section 6.5. No amendment to the Plan shall decrease a Participant's Account Balance or eliminate an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Account Balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. Furthermore, no amendment to the plan shall have the effect of decreasing a Participant's Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

     6.2  Retirement Benefits.
          -------------------

          (a) A Participant may terminate employment with the Employer and retire for the purposes herein upon reaching Normal Retirement Age (age 65) or may elect Early Retirement at age 55. Upon either such event, all amounts credited to such Participant's Account shall be nonforfeitable and 100% vested and shall be distributed to such Participant in accordance with the provisions of Section 6.6 and 6.7.

          (b) Any Employee who continues in the employment of the Employer after age sixty-five (65) will continue to Participate in this Plan until actual retirement from active employment with the Employer. At the time of actual retirement, all amounts credited to such Participant's account shall be distributed to such Participant in accordance with the provisions of
     Section 6.6 and 6.7.

     6.3 Benefits Upon Disability. In the event of a Participant's total and
         ------------------------
permanent disability as defined in Section 1.9 prior to reaching Normal or Early Retirement Age or separation from service, all amounts credited to such Participant's account shall be distributed to such Participant in accordance with the provisions of Section 6.6 as though the Participant has retired. The disability of a Participant shall be determined by the Administrator with the advice of competent medical authority chosen by the Administrator. The determination shall be applied uniformly to all Participants.

     6.4  Benefits Upon Death.
          -------------------

          (a) Death Benefit. Upon the death of a Participant before retirement
              -------------
     or other termination of employment, and upon the death of a former Participant with a deferred vested interest before such benefit has commenced to be paid, all amounts credited to such Participant's account or former Participant's account shall be distributed to the Participant's Beneficiary in accordance with the provisions of Section 6.6 and 6.9.

          (b) Determination of Right to Payment. The Administrator may require
              ---------------------------------
     such proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

          (c) Designation of Beneficiary. Each Participant shall file a written
              --------------------------
     designation of Beneficiary with the Employer upon forms provided by the Administrator. Such designation shall remain in force until revoked by the Participant by the filing of a new Beneficiary form. The designated Beneficiary of a Participant who is married at the time of his or her death prior to retirement shall be the Participant's surviving spouse unless a qualified election as hereinafter defined is in effect. If a Participant is not married at the time of death and there is no designation of Beneficiary effective at the time of death, payments of benefits shall be made in equal shares to the children of the Participant, if any, and, if none, then to the Participant's Estate. Any election to designate a beneficiary other than a Participant's spouse shall not be effective unless: (a) the Participant's spouse consents irrevocably in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a Plan representative or notary public. If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, an election to designate a beneficiary other than a Participant's spouse will be deemed a qualified election.

     Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and that the spouse voluntarily elects to relinquish such rights. A revocation of a prior election may be made by a Participant without the consent of a spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

     6.5  Benefits Upon Termination of Employment.
          ---------------------------------------

          (a) Entitlement Upon Termination.
              ----------------------------

              (1) A Participant who terminates employment prior to reaching normal or early retirement age (other than on account of death or total and permanent disability) shall be entitled to receive the vested portion of his or her account in accordance with the provisions of Section 6.6 hereof. Distribution shall be made solely on the occurrence of an event which would result in the distribution had the Participant remained in the employ of the Employer (the Participant's death, total and permanent disability, or early or normal retirement) unless paragraph (6) of this Section applies. However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire vested portion of the Participant's account to be payable to the Participant within a reasonable time following the end of the Plan Year next following or coinciding with the Participant's termination.

               (2) The Vested portion of any Participant's Account shall be a percentage of the total amount credited to his or her Participant's account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                VESTING SCHEDULE

            Years of Service                      Percentage

                   1                                  10%
                   2                                  20%
                   3                                  30%
                   4                                  40%
                   5                                  60%
                   6                                  80%
                   7                                 100%

               (3) Notwithstanding the vesting provided for in paragraph (2) above, for any Top Heavy Plan Year, the vested portion of the Participant's Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his or her Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                VESTING SCHEDULE

            Years of Service                      Percentage

                   2                                  20%
                   3                                  40%
                   4                                  60%
                   5                                  80%
                   6                                 100%

                    If any subsequent Plan Year, the Plan ceases to be a Top
               Heavy Plan, the Administrator shall revert to the vesting
               schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

               (4) Notwithstanding the vesting schedule above, upon any full or partial termination of the Plan, all amounts credited to any account maintained shall become 100% vested and shall not thereafter be subject to Forfeiture.

               (5) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 hour of service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 years of service" for "3 years of service" where such language appears.

                    The period during which the election may be made shall
               commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                    (1) 60 days after the amendment is adopted;

                    (2) 60 days after the amendment becomes effective; or

                    (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

               (6) If a Participant terminates employment and the value of the Participant's vested account balance derived from Employer and Employee contributions is not greater than three thousand five hundred ($3,500.00) dollars, the Participant will receive a distribution of the value of the entire vested portion of such account balance, and the nonvested portion will be treated as a forfeiture, which distribution shall be made within a reasonable time following the end of the Plan Year next following or coinciding with the Participant's termination. (However, no distribution shall be made pursuant to the preceding sentence after the Annuity Starting Date unless the Participant and his or her spouse (or the Participant's surviving spouse) consent in writing to such distribution.) The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. Any written consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section 7.4. For purposes of this section, if the value of an Employee's vested account balance is zero, the Employee shall have deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

               (7) If an Employee terminates service, and elects, in accordance with the requirements of Section 6.5(a)(1), to receive the value of the Employee's vested account balance, the nonvested portion will be treated as a Forfeiture. If the Employee elects to have distributed less than the entire vested portion of the account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived account balance.

               If an Employee received a distribution pursuant to this section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs 5 consecutive 1-year breaks in service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this section, and the Employee resumes employment covered under this Plan before the date the Participant incurs 5 consecutive 1-year breaks in service, upon the reemployment of such Employee, the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution.

               (8) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

               If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

               Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balance is immediately distributable. Neither the consent of the Participant or the Participant's spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than Employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an Employee stock ownership plan as defined in Section 4975(e)(7) then the Participant's account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

               An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained if not deceased) the later of normal retirement age or age 62.

               For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first plan year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of
          Section 72(o)(5)(B) of the Code.

               (9) For purposes of computing an Employee's nonforfeitable right to the account balance derived from Employer contributions, Years of Service and Breaks in Service will be measured by the plan year.

               (10) All of an Employee's Years of Service with the Employer are counted to determine the nonforfeitable percentage in the Employee's account balance derived from Employer contributions. In the case of a Participant who has incurred a 1-year break in service, years of service before such break will not be taken into account until the Participant has completed a Year of Service after such Break in Service.

               (11) In the case of a Participant who has 5 or more consecutive 1-year breaks in service all service after such breaks in service will be disregarded for the purpose of vesting the employer-derived account balance that accrued before such breaks in service. Such Participant's pre-break service will count in vesting the post-break employer-derived account balance only if either:

                    (i) such Participant has any nonforfeitable interest in the account balance attributable to employer contributions at the time of separation from service; or

                    (ii) upon returning to service the number of consecutive
               1-year breaks in service is less than the number of years of service.

                    Separate accounts will be maintained for the Participant's pre-break and post-break employer-derived account balance. Both accounts will share in the earnings and losses of the fund.

     6.6 Distribution of Benefits.
         ------------------------

          (a) Except as otherwise provided in Article VII, Joint and Survivor Annuity Requirements, the requirements of this Section shall apply to any distribution of a Participant's accrued benefit.

          (b) Settlement Options: Distributions may be made in one of the following forms:

               (1) One lump-sum payment in cash or in property,

               (2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments after first having (A) segregated the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchased a nontransferable annuity contract providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his or her designated Beneficiary).

               (3) Purchase of annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his or her designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his or her designated Beneficiary). Any annuity contract distributed herefrom must be nontransferable. The terms of any annuity contract purchased and distributed by the plan to a Participant or spouse shall comply with the requirements of this plan.

          Selection of the form of payment shall be made by the Participant or if deceased, the Participant's Beneficiary, subject to the provisions of
     Article VII.

     6.7  Distribution Requirements.
          -------------------------

          (a) Subject to Article VII, Joint and Survivor Annuity Requirements, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984. All distributions required under this Section shall be determined and made in accordance with the proposed regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

          (b) Required beginning date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

          (c) Limits on Distribution Periods. As of the first distribution calendar year, distribution, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

               (1) the life of the Participant,

               (2) the life of the Participant and a designated beneficiary,

               (3) a period certain not extending beyond the life expectancy of the Participant, or

               (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

          (d) Determination of amount to be distributed each year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

               (1)  Individual Account.
                    ------------------

                         (A) If a Participant's benefit is to be distributed
                    over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or (ii) over a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                         (B) For calendar years beginning before January 1,
                    1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                         (C) For calendar years beginning after December 31,
                    1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Paragraph (d)(1)(A) the relevant divisor without regard to Proposed Regulations
                    Section 1.401(a)(9)-2.

                         (D) The minimum distribution required for the
                    Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

               (2) Other Forms.
                   ------------

                    If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of
               Section 401(a)(9) of the Code and the proposed regulations thereunder.

     6.8 Commencement of Benefits.
         ------------------------

               Except as limited by Sections 6.6 and 6.9, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer. Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.5(a)(4) of the plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

     6.9  Death Distribution Provisions.
          -----------------------------

          (a) Distribution beginning before death. If the Participant dies after
              -----------------------------------
     distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (b) Distribution beginning after death. If the Participant dies before
              ----------------------------------
     distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

               (1) if any portion of the Participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

               (2) if the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          If the Participant has not made an election pursuant to this Paragraph
     (b) by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of a Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c) For purposes of Paragraph (b) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Paragraph (b), with the exception of subparagraph (2) therein, shall be applied as if the surviving spouse were the Participant.

          (d) For purposes of this Section 6.9, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (e) For the purposes of this Section 6.9, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Paragraph (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Paragraph (b) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

     6.10 Definitions Applicable to Section 6.
          -----------------------------------

          (a) Applicable life expectancy. The life expectancy (or joint and last
              --------------------------
     survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

          (b) Designated beneficiary. The individual who is designated as the
              ----------------------
     beneficiary under the plan in accordance with Section 401(a)(9) and the proposed regulations thereunder.

          (c) Distribution calendar year. A calendar year for which a minimum
              --------------------------
     distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to
     Section 6.9 above.

          (d) Life expectancy. Life expectancy and joint and last survivor
              ---------------
     expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax regulations.

          Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 6.9(b)(2) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

          (e)  Participant's benefit.
               ---------------------
               (1) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

               (2) Exception for second distribution calendar year. For purposes
                   -----------------------------------------------
          of Paragraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

          (f)  Required beginning date.
               -----------------------

               (1) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

               (2) Transitional rules. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (A) or (B) below:

                    (A) Non-5-percent owners. The required beginning date of a
               Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                    (B) 5-percent owners. The required beginning date of a
               Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                         (i) the calendar year in which the Participant attains
                    age 70 1/2; or

                         (ii) the earlier of the calendar year with or within
                    which ends the plan year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                    The required beginning date of a Participant who is not a
               5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

               (3) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent plan year.

               (4) Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

     6.11 Transitional Rule.
          -----------------

          (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article VII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

               (1) The distribution by the trust is one which would not have disqualified such trust under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

               (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

               (3) Such designation was in writing, was signed by the Employee of the Beneficiary, and was made before January 1, 1984.

               (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

               (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

          (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

          (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements in subsection 6.9(a)(1) and (5).

          (d) If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in
     Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution of addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-3 shall apply.

     6.12 Distribution for Minor Beneficiary. In the event a distribution is to
          ----------------------------------
be made to a minor, then the Administrator may direct that such distributions be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

     6.13 Location of Participant or Beneficiary Unknown. In the event that all,
          ----------------------------------------------
or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to the benefit being reallocated, such benefits shall be restored.

     6.14 Limitations on Benefits and Distributions. All rights and benefits,
          -----------------------------------------
including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

                                   ARTICLE VII

                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS
                     ---------------------------------------


     7.1 The provisions of this Article shall take precedence over any conflicting provision in this Plan and shall apply to any Participant who is credited with at least one hour of service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 7.6. The provisions of this Article incorporating changes required by TRA '86 shall be effective for Plan Years beginning after December 31, 1984.

     7.2 Qualified Joint and Survivor Annuity. Unless an optional form of
         ------------------------------------
benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's vested account balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's vested account balance will be paid in the form of a Life Annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

     7.3 Qualified Pre-retirement Survivor Annuity. Unless an optional form of
         -----------------------------------------
benefit has been selected within the Election Period pursuant to Qualified Election, if a Participant dies before the Annuity Starting Date then fifty (50%) percent of the Participant's vested account balance shall be applied toward the purchase of annuity for the life of the Surviving Spouse. The balance of the Participant's account shall be paid to the Surviving Spouse pursuant to
Section 6.6(b). The Surviving Spouse may, in the alternative, elect to have benefits paid in the form of an annuity based upon one hundred (100%) percent of the Participant's account. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

     7.4  Definitions.
          -----------

          (a) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five
     (35) is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

          Pre-age 35 waiver: A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under section 7.5. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this article.

          (b) Earliest Retirement Age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          (c) Qualified Election: A waiver of Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (c) the spouse's consent acknowledged the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

          Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 7.5 below.

          (d) Qualified Joint and Survivor Annuity: An immediate annuity for the life of the Participant with a survivor annuity for the life of a Participant's Spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the Survivor Annuity shall be fifty percent (50%) unless a different percentage is elected hereunder.

          (e) Qualified Pre-retirement Survivor Annuity: An annuity for the life of the Surviving Spouse the actuarial equivalent of which is not less than fifty percent (50%) of the Participant's account balance (as of the date of death) to which the Participant had a nonforfeitable right (within the meaning of Section 411(a) of the Code).

          (f) Spouse (Surviving Spouse): The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

          (g) Annuity Starting Date: The first day of the first period for which an amount is paid as an annuity or any other form.

          (h) Vested Account Balance: The aggregate value of the Participant's vested account balances derived from employer and Employee contributions (including rollovers) , whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this article shall apply to a Participant who is vested in amounts attributable to employer contributions, Employee contributions (or both) at the time of death or distribution.

     7.5  Notice Requirements.
          -------------------

          (a) In the case of a Qualified Joint and Survivor Annuity as described in Section 7.2 of this Article, the Plan Administrator shall provide each Participant no less than 30 days and no more than 90 days prior to the Annuity Starting Date a written explanation of: (i) terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

          (b) In the case of a Qualified Preretirement Survivor Annuity as described in Section 7.3 of this Article, the Plan Administrator shall provide each Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Paragraph (a) applicable to a Qualified Joint and Survivor Annuity. Such explanation shall be provided within whichever of the following periods ends last:

               (1) The period beginning with the first day of the plan year in which the Participant attains age 32 and ending with the close of the plan year preceding the plan year in which the Participant attains age 35;

               (2) A reasonable period ending after the individual becomes a Participant;

               (3) A reasonable period ending after Section 7.5(c) ceases to apply to the Participant; or

               (4) A reasonable period ending after this Article first becomes applicable to the Participant.

          Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service where the Participant terminates employment with the Employer prior to attaining age 35.

          For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (2), (3) and (4) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which-age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the employer, the applicable period for such Participants shall be redetermined.

     7.6 Transitional Rules.
         ------------------

          (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of the Article must be given the opportunity to elect to have the prior sections of the Article apply if such Participant is credited with at least one (1) hour of service under the Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of vesting service when he or she separated from service.

          (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) hour of service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any service in a plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Paragraph (d) of this Section.

          (c) The respective opportunities to elect (as described in Paragraph
     (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

          (d) Any Participant who has elected pursuant to Paragraph (b) of this Section and any Participant who does not elect under Paragraph (1) or who meets the requirement of paragraph (a) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

               (1) Automatic Joint and Survivor Annuity.
                   ------------------------------------

                    If benefits in the form of a life annuity become payable to a married Participant who:

                         (A) begins to receive payments under the Plan on or
                    after normal retirement age;

                         (B) dies on or after normal retirement age while still
                    working for the Employer; or

                         (C) begins to receive payments on or after the
                    qualified early retirement age; or

                         (D) separates from service on or after attaining normal
                    retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The election period must begin at least six (6) months before the Participant attains qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election will be in writing and may be changed by the Participant at any time.

               (2) Election of Early Survivor Annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity, payments under such annuity must not be less than the payment which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (A) the 90th day before the Participant attains the qualified early retirement age, or (B) the date on which participation begins, and ends on the date the Participant terminates employment.

               (3) For purposes of this Paragraph (d):

                        (A) Qualified early retirement is the later of:

                            (i) the earliest date, under the Plan, on which the
                        Participant may elect to receive benefits;

                            (ii) the first day of the 120th month beginning
                        before the Participant reaches normal retirement age; or

                            (iii) the date the Participant begins participation.

                        (B) Qualified joint and survivor annuity is an annuity
                    for the life of the Participant with a survivor annuity for the life of the spouse as described in Section 7.4(d) of this Article.

     7.7 Restriction on Cash-Outs of Benefits Under $3,500.00. No distribution
         ----------------------------------------------------
of the present value of a qualified joint and survivor annuity or a survivor annuity or a qualified pre-retirement survivor annuity shall be made after the annuity starting date (as defined by Section 417(f)(2) of the Code) unless the Participant and the spouse of the Participant (or where the Participant has died, the surviving spouse) consents in writing to such distribution. The consent of the spouse shall be given in accordance with the requirements of
Section 7.4(c).